                                                                   Exhibit 10.31


                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT


                  STOCK PURCHASE AGREEMENT, dated as of October 15, 2004 ("this Agreement"), by and among Shanda Interactive Entertainment Limited, an exempted company incorporated in the Cayman Islands ("Purchaser"), and SB Asia Infrastructure Fund L.P., a Cayman Islands limited partnership, ("Seller") (each, a "Party" and collectively, the "Parties").

                  WHEREAS, Seller owns, beneficially and of record, 26,583,748 ordinary shares, par value $0.01 (the "Ordinary Shares"), of Purchaser;

                  WHEREAS, the closing sale price of Purchaser's American depository shares (ADSs) as quoted on the Nasdaq National Market on October 14, 2004 was US$29.96, which is equivalent to US$14.98 per ordinary share of the Purchaser (the "Reference Trade Price").

                  WHEREAS, Purchaser and Seller, and certain additional shareholders, are party to that certain Shareholders Agreement, dated as of December 19, 2003, as amended, (the "Shareholders Agreement"), pursuant to which Purchaser has granted certain registration rights to Seller;

                  WHEREAS, on October 15, 2004 Purchaser proposes to commence an offering (the "Offering") to issue and sell up to $200,000,000 in principal amount of zero-coupon senior convertible notes (the "Notes");

                  WHEREAS, in connection with the Offering, Purchaser has granted the initial purchaser of the Notes an over-allotment option to purchase up to an additional US$75,000,000 principal amount of Notes, from time to time, for a period of up to 30 calendar days from October 15, 2004 (the "Optional Sales") (the aggregate principal amount of Notes purchased in all such Optional Sales, if any, is referred to herein as the "Optional Amount"); and

                  WHEREAS, Purchaser desires to acquire an amount of Ordinary Shares beneficially owned by Seller, and Seller desires to sell an amount of Ordinary Shares to Purchaser, all upon the terms and subject to the conditions set forth in this Agreement.

                  NOW THEREFORE, in consideration of the above premises and mutual agreements set forth in this Agreement and subject to the terms and conditions stated herein, the Parties hereby agree as follows:


                                    ARTICLE I

                         PURCHASE AND SALE OF THE SHARES

                  SECTION 1.1. Purchase of the Shares. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), Seller shall sell, transfer, convey, assign and deliver to Purchaser (the "Share Purchase") all of its right, title and interest in and to the Shares (as defined below), free of all mortgages, pledges, security interests, liens, claims, encumbrances or other restrictions ("Liens").

                  SECTION 1.2.  Purchase Price for Shares.

                           (a) The purchase price for the Shares (the "Purchase
Price") shall equal the sum of (x) US$50,000,000 and (y) the Excess Amount (as defined below);

                           (b) The Purchase Price shall be payable at the
Closing to Seller by wire transfer in immediately available funds, to an account designated by Seller in writing at least two business days prior to the Closing.

                  SECTION 1.3. Number of Shares. The number of Ordinary Shares to be delivered by Seller at Closing (the "Shares") shall be equal to:

                           (a) In the event that the Excess Amount is equal to
zero, the quotient obtained by dividing (i) the Purchase Price by (ii) the product of (x) the Reference Trade Price and (y) 95%.

                           (b) In the event that the Excess Amount is greater
than zero, and less than or equal to US$15,000,000, the sum of (i) the quotient obtained by dividing (x) US$50,000,000 by (y) the product of (1) the Reference Trade Price and (2) 95% and (ii) the quotient obtained by dividing (x) the Excess Amount by (y) the product of (1) the Reference Trade Price and (2) 94%.

                           (c) In the event that the Excess Amount is greater
than US$15,000,000, the quotient obtained by dividing (i) the Purchase Price by
(ii) the product of (x) the Reference Trade Price and (y) 94%.

                  SECTION 1.4. Closing. The Closing shall take place at the offices of O'Melveny & Myers LLP, Kerry Centre, 20F, 1515 Nanjing Road West, Shanghai, at 2:00 p.m., Shanghai time, on the earlier of (i) November 14, 2004,
(ii) the date that is two business days after the closing date in relation to which the initial purchaser's over-allotment option has been exercised in full, and (iii) the date that is two business days after the date on which the initial purchaser irrevocably waives and cancels its over-allotment option (such cancellation to be evidenced by a writing), or at such other place, time or date as may be mutually agreed upon in writing by the parties (the "Closing Date").

                  SECTION 1.5.  Deliveries.

                  (a) At the Closing, Seller shall deliver, or shall cause to be delivered, to Purchaser the following:

                           (i) Certificates evidencing the Shares duly endorsed
in blank or with stock powers duly executed in proper form for transfer;

                           (ii) The closing certificate required by Section
4.1(a); and

                           (iii) The Closing Representations and Covenants
Certificate, a form of which is attached hereto as Exhibit A.

                  (b) At the Closing, Purchaser shall deliver, or shall cause to be delivered, to Seller the following:

                           (i) The Purchase Price; and

                           (ii) The closing certificate required by Section
4.2(a).


                                   ARTICLE II

                                    COVENANTS

                  SECTION 2.1. Registration Rights. Notwithstanding anything to the contrary contained within the Shareholders Agreement, it is hereby acknowledged and agreed, and the Shareholders Agreement is hereby amended and modified, as set forth below:

                  Upon and after such time as the amount of Ordinary Shares held by SAIF, as a percentage of the total number of issued and outstanding Ordinary Shares, is less than or equal to five-percent:

                           (a) the Purchaser may, from time to time, grant to
any Person, at its sole discretion (as to grant, extent, conditions and withdrawal, among other things), the right to be included in a registration pursuant to a Piggyback Registration (as such term is used in the Shareholders Agreement) on terms pari passu with (but not senior to) the participation or other rights of Seller in connection with a Piggyback Registration; and further

                           (b) in the event the Purchaser shall so agree,
Skyline Media Limited, an international business company organized and existing under the laws of the British Virgin Islands, ("Skyline") shall be entitled to rights to Registration (as such term is defined in the Shareholders Agreement) of securities held by Skyline pari passu to such rights as granted to Seller pursuant to the Shareholders Agreement.

                  The Parties shall, promptly upon request, execute, deliver and file such agreements, amendments, undertakings, certificates, instruments and documents as shall be reasonably necessary for the furtherance of the provisions of this Section 2.1.

                  SECTION 2.2. Lock-up. Seller hereby agrees that, in the event the Closing occurs, during the period from and including the Closing Date through and including January 15, 2005, Seller shall not (except as contemplated by this Agreement) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer, dispose of, or otherwise reduce its economic risk in respect of any Ordinary Shares, American depository receipts representing Ordinary Shares, or any other securities of the Purchaser, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such securities. In addition, if requested by the initial purchaser of the Notes, the Seller agrees to promptly execute and deliver a customary lock-up agreement in connection with the Offering.

                  SECTION 2.3. Confidentiality. Seller acknowledges that it and its representatives may receive information about the Purchaser or its Affiliates that is confidential or is material, non-public information (together, "Confidential Information"), including information pertaining to the transactions which are the subject hereof. Seller agrees, for itself and its Affiliates, officers, employees and representatives, to hold such Confidential Information strictly confidential and to not disclose it to any other Person. Further, Seller, for itself and its representatives agrees that it will comply with its obligations under United States securities laws which restrict any person who has material, non-public information concerning an issuer from purchasing or selling securities of such issuer (and options, warrants and rights relating thereto) or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person (including, without limitation any representatives of such person) is likely to purchase or sell such securities. Confidential Information shall not include any information which at the time of disclosure or thereafter is generally available to the public, other than as a result of a breach of contract or duty known to the Seller, or such Affiliate, officer, employee or representative, as applicable.

                  SECTION 2.4. Reasonable Best Efforts. The Parties shall use reasonable best efforts to cause the fulfillment of all of the conditions to the Parties' obligations to consummate the transactions contemplated by this Agreement at or prior to the Closing.

                  SECTION 2.5. Further Assurances. In addition to the covenants and agreements provided for herein, after the Closing, the Parties shall, and shall cause their respective affiliates to, from time to time, at their own expense, execute and deliver such other documents, instruments or agreements as are necessary or advisable to carry out the transactions contemplated by this Agreement.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.1. Seller Representations and Warranties. Seller hereby represents, warrants and covenants to Purchaser as follows:

                  (a) Seller. Seller is a limited partnership duly organized, validly existing and in good standing under the respective laws of the jurisdiction of its organization. Seller has all necessary partnership power and authority to execute, deliver and perform this Agreement.

                  (b) Authorization The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by Seller and by all other necessary partnership action on the part of Seller. This Agreement constitutes the legally valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditor rights generally. The execution, delivery and performance of this Agreement by Seller will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the partnership agreement or other constitutional documents of Seller or violate any applicable law.

                  (c) The Shares. Seller owns all of the Shares free and clear of all Liens, except for restrictions of general applicability imposed by federal and state securities laws (and contractual restrictions imposed by the applicable shareholders agreement or any lock-up agreements). Seller agrees that it will not create any Lien on the Shares. Seller represents and warrants that
(i) upon the purchase by Purchaser of the Shares and payment in full of the Purchase Price therefor, Purchaser will acquire good and marketable title to the Shares, free and clear of any Liens and (ii) the sale of the Shares will not result in a default (subject to obtaining a satisfactory waiver under the applicable lock-up agreement) under or breach of conflict with any agreement to which Seller is a party or by which it or any of its assets is or result in the violation of any law, rule or regulation applicable to Seller.

                  (d) Seller's Investment Sophistication. Seller (a) has the requisite knowledge, sophistication and experience in order to fairly evaluate a disposition of the Shares, including the risks associated therewith, and (b) shall make its own independent investigation and evaluation to the extent it deems necessary or appropriate concerning the business, properties, results of operations and financial condition of the Purchaser and its subsidiaries taken as a whole to make an informed decision regarding the sale of the Shares pursuant to this Agreement.

                  (e) Brokers and Finders. Seller has not incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby which could result in any liability being imposed on Purchaser.

                  SECTION 3.2. Purchaser Representations and Warranties. Purchaser hereby represents and warrants to Seller as follows:

                  (a) Purchaser. Purchaser is an exempted company incorporated in the Cayman Islands, duly organized, validly existing and in good standing under the respective laws of the jurisdiction of its incorporation. Purchaser has all necessary corporate power and authority to execute, deliver and perform this Agreement.

                  (b) Authorization. The execution, delivery and performance of this Agreement by Purchaser has been duly and validly authorized by the board of directors of Purchaser and by all other necessary corporate action on the part of Purchaser. This Agreement constitutes the legally valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally. The execution, delivery and performance of this Agreement by Purchaser will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the articles and memorandum of association or other fundamental documents of Purchaser or violate any applicable law.

                                   ARTICLE IV

                                   CONDITIONS

                  SECTION 4.1. Conditions Precedent to Purchaser's Obligations. The obligations of Purchaser to be performed on the Closing Date shall be subject to the satisfaction or waiver prior to or at the Closing of each of the following conditions:

                  (a) The representations and warranties set forth in Section
3.1 hereof shall be true and correct as of the Closing Date and Seller shall have delivered to Purchaser a certificate dated the Closing Date and signed by Seller's authorized signatory to such effect.

                  (b) Seller shall have duly executed and delivered to Purchaser the Closing Representations and Covenants Certificate.

                  (c) Seller shall have performed and complied with all agreements required by this Agreement to be performed or complied with by it on or prior to the Closing.

                  (d) Seller shall have obtained a waiver, in form and substance reasonably satisfactory to the Purchaser, of applicable lock-up provisions relating to the Shares, including any such provision imposed pursuant to the Shareholders Agreement.

                  (e) All consents, authorizations, orders and approvals of, filings or registrations with and the expiration of all waiting periods imposed by, any third Person, including any governmental entity, which are required for or in connection with the execution and delivery by the Parties of this Agreement and the consummation by the Parties of the Share Purchase contemplated hereby shall have been obtained or made, in form and substance reasonably satisfactory to the Purchaser, and shall be in full force and effect.

                  (f) No action shall have been taken or threatened, and no law shall exist or have been enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any governmental entity that would (i) make the consummation of the transaction contemplated hereby illegal or substantially delay the consummation of any material aspect of the transaction contemplated hereby, or (ii) render any party unable to consummate the transaction contemplated hereby. Consummation of the transactions contemplated by this Agreement will not violate any U.S. federal, U.S. state, or foreign securities laws.

                  SECTION 4.2. Conditions Precedent to Seller's Obligations. The obligations of Seller to be performed on the Closing Date shall be subject to the satisfaction or waiver prior to or at the Closing of each of the following conditions:

                  (a) The representations and warranties set forth in Section
3.2 hereof shall be true and correct as of the Closing Date and Purchaser shall have delivered to Seller a certificate dated as of the Closing Date and signed by an executive officer of Purchaser to such effect.

                  (b) Purchaser shall have performed and complied with all agreements required by this Agreement to be performed or complied with by it on or prior to the Closing.

                  (c) Seller shall have obtained a waiver, in form and substance reasonably satisfactory to the Purchaser, of applicable lock-up provisions relating to the Shares, including any such provision imposed pursuant to the Shareholders Agreement.

                  (d) All consents, authorizations, orders and approvals of, filings or registrations with and the expiration of all waiting periods imposed by, any third Person, including any governmental entity, which are required for or in connection with the execution and delivery by the Parties of this Agreement and the consummation by the Parties of the Share Purchase contemplated hereby shall have been obtained or made, in form and substance reasonably satisfactory to the Seller, and shall be in full force and effect.

                  (e) No action shall have been taken or threatened, and no law shall exist or have been enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any governmental entity that would (i) make the consummation of the transaction contemplated hereby illegal or substantially delay the consummation of any material aspect of the transaction contemplated hereby, or (ii) render any party unable to consummate the transaction contemplated hereby. Consummation of the transactions contemplated by this Agreement will not violate any U.S. federal, U.S. state, or foreign securities laws.


                                    ARTICLE V

                                  MISCELLANEOUS

                  SECTION 5.1. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or sent by facsimile transmission or, if mailed, three (3) business days after the date of deposit in the mail, by certified mail return receipt requested (if also sent by facsimile if available at the office of the recipient), as follows:

                  If to Seller, to:

                  SB Asia Infrastructure Fund, L.P.
                  c/o SAIF Advisors Ltd.
                  Suite 2115-2118, Two Pacific Place
                  88 Queensway
                  Central, Hong Kong
                  Attention:  Andrew Yan and Brandon Lin
                  Telecopier: 852-2234-9116

                  With a copy to:

                  Milbank, Tweed, Hadley & McCloy LLP
                  3007 Adexandra House
                  16 Chater Road
                  Central, Hong Kong
                  Attention:  Edward Sun
                  Telecopier: 852-2840-0792

                  If to Purchaser, to:

                  Shanda Interactive Entertainment Limited
                  No. 1 Intelligent Office Building,
                  No. 690 Bibo Road, Zhangjiang,
                  Micro-Electronics Harbor, Pudong New District,
                  Shanghai, 201203, P.R.C
                  Attention:  Greg Pilarowski
                  Telecopier: 8621- 50805132

                  With copies to:

                  O'Melveny & Myers LLP
                  Suite 1905, Tower Two
                  Lippo Centre
                  89 Queensway
                  Central, Hong Kong, S.A.R.
                  Attention   Douglas Freeman
                  Telecopier: 852-2522-1760


                  Any Party, by notice given in accordance with this Section 5.1 to the other Parties, may designate another address or person for receipt of notices hereunder.

                  SECTION 5.2. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived only by a written instrument signed by the Parties or in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof except as expressly provided herein. No waiver on the part of any Party of any right, power or privilege nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

                  SECTION 5.3. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of New York applicable to agreements made and to be performed entirely within such State (without giving effect to any conflict of laws principles which might require application of the law of a different jurisdiction).

                  SECTION 5.4. Binding Effect; No Assignment; No Third Party Beneficiaries. Except as expressly provided herein, neither this Agreement, nor any right hereunder, may be assigned by any Party without the written consent of the other Parties. Any assignment or attempted assignment in violation of the foregoing shall be void. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  SECTION 5.5. Entire Agreement. This Agreement (including the Annexes and Exhibits attached hereto) contains all of the agreement among the Parties with respect to the transaction contemplated hereby and supersede all prior agreements and understandings, whether written or oral, among the Parties with respect thereto. Notwithstanding the foregoing, in the event that the Closing Representations and Covenants Certificate is executed and delivered by the Parties, such certificate shall be integrated into, and form a part of, this Agreement.

                  SECTION 5.6. Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties.

                  SECTION 5.7. Headings. The headings in the Agreement are for reference only, shall not affect the interpretation of this Agreement.

                  SECTION 5.8. Severability. If any portion of this Agreement shall be deemed unenforceable, the remaining portions hall be valid and enforceable.

                  SECTION 5.9. Expenses. Each party hereto shall bear its own fees and expenses incurred in connection with this Agreement (including transfer fees and expenses and the legal, accounting and due diligence fees, costs and expenses incurred by such party).

                  SECTION 5.10. Survival. All representations, warranties, covenants and agreements of the parties shall survive the onsummation of the transactions contemplated by this Agreement.

                  SECTION 5.11. Termination. This Agreement shall terminate in its entirety and be of no further force or effect with the exception of the provisions set forth in Sections 2.3 and 5.3) upon the occurrence of any of the following:

                  (a) the Share Purchase has not occurred on or before January 15, 2005; or

                  (b) the conditions to either Party's obligation to close have not been satisfied or waived on or prior to the Closing Date.

                  SECTION 5.12. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                  (a) "Affiliate" or "affiliates", as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities or by contract or otherwise.

                  (b) "Beneficially own" and "beneficial ownership" have the meanings given to these terms in Rule 13d-3 of the Rules and Regulations of the Securities and Exchange Commission under the Exchange Act, as in effect on the date hereof.

                  (c) "Closing Representations and Covenants Certificate" means a certificate, in the form attached hereto as Exhibit A.

                  (d) "Excess Amount" means the amount, if any, by which the Optional Amount exceeds US$50,000,000.

                  (e) "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                                    * * * * *

                                                                  EXECUTION COPY


                  IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed on the date first above written.



                       SHANDA INTERACTIVE ENTERTAINMENT LIMITED

                       By:  /s/ Tianqiao Chen
                            ---------------------------------------------------
                            Name:
                            Title:



                       SB ASIA INFRASTRUCTURE FUND L.P.


                       By:  /s/ Andrew Y. Yan
                            ---------------------------------------------------
                            Name:
                            Title:

                                    EXHIBIT A

               (CLOSING REPRESENTATIONS AND COVENANTS CERTIFICATE)

                CLOSING REPRESENTATIONS AND COVENANTS CERTIFICATE


         This certificate is being delivered by the undersigned in connection with the Stock Purchase Agreement (the "Purchase Agreement"), dated as of October 15, 2004, between Shanda Interactive Entertainment Limited, an exempted company incorporated in the Cayman Islands and SB Asia Infrastructure Fund L.P., a Cayman Islands limited partnership. Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Purchase Agreement. This certificate, upon execution and delivery, shall form a part of, and be integrated into, the Purchase Agreement.

1. Access and Investigation. Seller hereby represents and warrants that Purchaser has afforded Seller and its authorized employees, counsel, accountants and other representatives, and such parties have availed themselves of, (i) full and free access to Purchaser's books, records and properties and (ii) the opportunity to interview any officer of Purchaser regarding Purchaser's affairs. Seller has determined that it has obtained adequate information to make an informed investment decision regarding the Share Purchase. For purposes of clarification, it is hereby acknowledged that the access provided by Purchaser may have provided the Seller with material, non-public information about the Purchaser.

2. Acknowledgement. Seller acknowledges that Purchaser may be required to disclose to Seller material, non-public information in order to comply with applicable law, and in the event any such information is made available to Seller, Seller undertakes to provide written acknowledgement of receipt thereof as a further condition to Closing.

3. Material Non-Public Information. Seller hereby covenants to Purchaser that:

         a. Restriction on Information. In the event that Seller has obtained material, non-public information regarding Purchaser, Seller shall maintain such information in strict confidence and not disclose it to any Person. Any such information shall cease to be material, non-public information when it becomes generally available to the public.


         b. Restriction on Trading. In the event that Seller is in possession of material, non-public information regarding Purchaser, until such time as such information has been disclosed to the public by Purchaser, Seller shall refrain from any transactions in securities of Purchaser. Seller shall not purchase (or otherwise acquire beneficial ownership of, or sell or otherwise dispose of) any Ordinary Shares or other securities of Purchaser if such acquisition or disposition would violate U.S. federal, U.S. state, or foreign securities laws, including pursuant to Regulation M, Rule 10b-5 (each promulgated under the Securities and Exchange Act of 1934, as amended) or otherwise.

                                    * * * * *

         IN WITNESS WHEREOF, this Closing Representations and Covenants Certificate has been executed as of this ___ day of ___________, 2004.




                      SB ASIA INFRASTRUCTURE FUND L.P.


                      By:
                              -------------------------------------------------
                              Name:
                              Title: